WESTWOOD ONE, INC.
                              LIST OF SUBSIDIARIES

          WESTWOOD ONE RADIO, INC.

          MUTUAL BROADCASTING SYSTEM, INC.

          WESTWOOD ONE RADIO NETWORKS, INC.

          WESTWOOD NATIONAL RADIO CORPORATION, INC.

          NATIONAL RADIO NETWORK, INC.

          THE SOURECE, INC.

          TALKNET, INC.

          WESTWOOD ONE SATELLITE SYSTEMS, INC.

          KM RECORDS, INC.

          WESTWOOD ONE STATIONS GROUP, INC.

          WESTWOOD ONE STATIONS - L.A., INC.

          WESTWOOD ONE STATIONS - NYC, INC.

          WESTWOOD ONE BROADCASTING SERVICES, INC.














                                   EXHIBIT 22